EXHIBIT 32.1
CERTIFICATION
Pursuant to 18 United States Code § 1350
Each of the undersigned hereby certifies that the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2016 of Rexnord Corporation filed with the Securities and Exchange Commission on or about the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 1, 2017

By:	/s/ TODD A. ADAMS
Name:	Todd A. Adams
Title:	President and Chief Executive Officer
Date: February 1, 2017

By:	/s/ MARK W. PETERSON
Name:	Mark W. Peterson
Title:	Senior Vice President and Chief Financial Officer

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.